Exhibit 99.2

FOR IMMEDIATE RELEASE

LECG CORPORATION REPORTS SECOND QUARTER 2005 RESULTS

Expert and Professional Staff Revenues Grew 39%, EPS Was $0.24, Raises Fiscal Year 2005 Guidance

Emeryville, CA, August 1, 2005 – LECG Corporation (NASDAQ: XPRT), a global expert services firm, today reported financial results for the second quarter ended June 30, 2005.

Second Quarter 2005 Financial Results

Revenues for the second quarter increased 35% to $72.5 million from $53.7 million for the second quarter of 2004. Expert and professional staff revenues increased 39%. Organic growth of expert and professional staff revenues was 32%. Performance based revenue was $302,000 this quarter compared to $1.5 million for the same period last year. EBITDA(1) was $10.4 million for the quarter, a 34% increase from $7.8 million in the second quarter of 2004.

Net income was $5.8 million in the second quarter of 2005, 43% higher than net income of $4.1 million reported in the second quarter of last year. Net income per diluted share was $0.24 this quarter compared to net income per diluted share of $0.17 in the same period a year ago. Diluted shares outstanding increased 5% to 24.4 million in the second quarter of 2005 from 23.3 million for the same period in 2004.

“LECG is pleased with our sustained growth for the first half of 2005, as reflected in our financial performance this quarter,” said LECG chairman, Dr. David Teece.  “We continue to deliver strong revenue and earnings growth as we build the foundation for continued excellence and future performance.”

Six-Month Financial Results

Revenues for the six months ended June 30, 2005 increased 47% to $142.3 million from $96.8 million for the same period in 2004.  Expert and professional staff revenues increased 49%.  Performance based revenue was $479,000 for the first six months of 2005 and $1.8 million for the same period in 2004.  EBITDA(1) was $20.5 million for the first six months of 2005, a 48% increase from $13.9 million for the same period in 2004.

Net income for the six months ended June 30, 2005 was $11.2 million, 53% higher than net income of $7.3 million in the first six months of 2004. Net income per diluted share was $0.46 for the first six months of 2005 compared to net income per diluted share of $0.32 in the same period in 2004.  Diluted shares outstanding increased 4% to 24.2 million in 2005 from 23.2 million in 2004.

Operating Metrics

LECG ended the second quarter with 968 employees and exclusive independent contractors, an increase of 2% from 948 as of March 31, 2005. Expert headcount increased to 319 from 308 as of March 31, 2005, and professional staff headcount increased to 443 from 439. Professional staff utilization for the second quarter of 2005 was 80%, compared to 82% for the prior year period.

New Hires and Agreement to Acquire Expert Services Firm

LECG is pleased to announce 10 director-level additions to its expert talent pool, including three internal promotions. LECG also announced that it has signed a definitive agreement to acquire substantially all of the assets of Bates Private Capital Incorporated, a privately held expert services firm based in Portland, Oregon.

2000 Powell Street, Suite 600, Emeryville, CA 94607

main 510.985.6700 fax 510.653.9898 www.lecg.com

2005 Fiscal Year Outlook

For the full year 2005, LECG anticipates that revenues will now be in the range of $280 to $290 million, including performance based revenue of $5.0 to $6.0 million. Net income is expected to be in the range of $22.5 to $24.0 million, and earnings per diluted share will be in the range of $0.93 to $0.98. LECG does not plan to give quarterly guidance, and quarterly performance could fluctuate. Previously stated guidance for 2005 was $270 to $280 million in revenue, including performance based revenue of $6.0 to $7.0 million, $21.5 to $23.0 million in net income, and fully diluted earnings per share of $0.89 to $0.94.

David Kaplan, president of LECG, commented, “LECG is pleased with the ongoing additions to our talent pool, once again demonstrating our ability to attract top caliber experts to the firm and to cultivate internal advancement.  Additionally, we are pleased to announce the signing of an agreement to acquire Bates Private Capital Incorporated, which will enhance our service offerings in securities litigation support.”

Conference Call Webcast Information

To listen to a live audio webcast of LECG’s second quarter 2005 financial results conference call, visit the company’s website www.lecg.com. The conference call begins at 5:00 pm Eastern time today. A replay of the call will also be available on the company’s website one hour after completion of the live broadcast.

About LECG

LECG, a global expert services firm, provides independent expert testimony, original authoritative studies, and strategic advisory services to clients including Fortune Global 500 corporations, major law firms, and local, state, and federal governments and agencies around the world. LECG’s highly credentialed experts and professional staff conduct economic and financial analyses to provide objective opinions and advice that help resolve complex disputes and inform legislative, judicial, regulatory, and business decision makers. LECG’s experts are renowned academics, former senior government officials, experienced industry leaders, and seasoned consultants. NASDAQ: XPRT

Statements in this press release concerning the future business, operating and financial condition of the Company and statements using the terms “believes,” “expects,” “will,” “could,” “plans,” “anticipates,” “estimates,” “predicts,” “intends,” “potential,” “continue,” “should,” “may,” or the negative of these terms or similar expressions are “forward looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations as of today, August 1, 2005.  There may be events in the future that the Company is not able to accurately predict or control, and they may cause actual results to differ materially from expectations.  Information contained in these forward looking statements is inherently uncertain, and actual performance is subject to a number of risks, including but not limited to, among others, dependence on key personnel, acquisitions, risks inherent in international operations, management of professional staff, dependence on growth of the Company’s service offerings, the ability of the Company to integrate successfully new experts into its practice, intense competition and potential professional liability.  Further information on these and other potential risk factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward looking statements after the date of this press release.

Contacts

Jack Burke, Chief Financial Officer, 510-985-6700

Erin Glenn, Investor Relations, 510-985-6990, investor@lecg.com

LECG CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Quarters and Six Months Ended June 30, 2005 and 2004

(in thousands, except per share data)

	Quarter ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004

Revenues	$72,541	$53,671	$142,262	$96,781
Cost of services	(48,777)	(35,722)	(94,853)	(64,048)
Gross profit	23,764	17,949	47,409	32,733
Operating expenses:
General and administrative expenses	(13,437)	(10,109)	(26,987)	(18,780)
Depreciation and amortization	(711)	(957)	(1,827)	(1,634)
Operating income	9,616	6,883	18,595	12,319
Interest income	208	71	398	182
Interest expense	(56)	(55)	(111)	(122)
Other income (expense), net	107	(26)	81	(53)
Income before income tax	9,875	6,873	18,963	12,326
Income tax provision	(4,059)	(2,803)	(7,794)	(5,005)
Net income	$5,816	$4,070	$11,169	$7,321

Net income per share:
Basic	$0.25	$0.19	$0.49	$0.34
Diluted	$0.24	$0.17	$0.46	$0.32
Share amounts:
Basic	23,151	21,717	22,958	21,561
Diluted	24,392	23,324	24,197	23,241

LECG CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

June 30, 2005 and December 31, 2004

(in thousands, except share data)

	June 30,	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$42,507	$42,082
Accounts receivable, net of allowance of $554 and $433	84,226	73,137
Prepaid expenses	3,950	3,456
Deferred tax assets, net	642	1,476
Current portion of signing bonuses and other current assets	11,660	10,162
Total current assets	142,985	130,313
Property and equipment, net	9,044	6,493
Goodwill	62,009	57,947
Other intangible assets, net	108	478
Long-term portion of signing bonuses and other assets	26,553	19,480
Total assets	$240,699	$214,711

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other accrued liabilities	$8,078	$6,701
Accrued compensation	41,461	37,599
Payable for business acquisitions - current	3,363	6,183
Deferred revenue	1,828	1,409
Total current liabilities	54,730	51,892
Payable for business acquisitions - long-term	4,102	2,400
Deferred compensation plan	4,678	3,203
Deferred tax liability	386	386
Deferred rent and other long-term liabilities	4,276	2,443

Stockholders’ equity:
Common stock, $.001 par value, 200,000,000 shares authorized, 23,541,880 and 22,813,471 shares issued and outstanding at June 30, 2005 and December 31, 2004, respectively	23	23
Additional paid-in capital	132,779	125,070
Deferred equity compensation	(1,312)	(1,580)
Accumulated other comprehensive income	152	1,158
Retained earnings	40,885	29,716
Total stockholders’ equity	172,527	154,387
Total liabilities and stockholders’ equity	$240,699	$214,711

LECG CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2005 and 2004

(in thousands)

	Six months ended
	June 30,
	2005	2004
Cash flows from operating activities
Net income	$11,169	$7,321
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Bad debt expense	83	107
Depreciation and amortization of property and equipment	1,382	1,173
Amortization of other intangibles	445	461
Amortization of signing bonuses	3,470	1,522
Equity based compensation	280	(224)
Tax benefit from option exercises and equity compensation plans	3,315	2,102
Deferred rent	817	459
Other	(171)	69
Changes in assets and liabilities:
Accounts receivable	(11,188)	(17,951)
Prepaid and other current assets	(765)	(2,266)
Accounts payable and other accrued liabilities	1,348	4,708
Accrued compensation	(1,716)	445
Signing bonuses and other assets	(4,808)	(10,418)
Other	1,698	908
Net cash provided by (used in) operating activities	5,359	(11,584)
Cash flows from investing activities
Business acquisitions, net of acquired cash	(4,997)	(19,141)
Purchase of property and equipment	(3,888)	(2,063)
Other	(4)	(34)
Net cash used in investing activities	(8,889)	(21,238)
Cash flows from financing activities
Proceeds from secondary offering, net of offering costs	1,325	—
Proceeds from issuance of stock - employee stock plan	925	1,109
Exercise of stock options	2,712	2,019
Receivable from unitholders		295
Distributions to common unit holders		(4,235)
Net cash provided by (used in) financing activities	4,962	(812)
Effect of exchange rates on changes in cash	(1,007)	35
Increase (decrease) in cash and cash equivalents	425	(33,599)
Cash and cash equivalents, beginning of year	42,082	67,177
Cash and cash equivalents, end of period	$42,507	$33,578

Supplemental disclosure
Cash paid for interest	$22	$272
Cash paid for income taxes	$1,583	$102
Non cash investing and financing activities
Fair value of common stock issued for acquisitions	$250	$1,000

LECG CORPORATION
EBITDA (1)

For the Quarters and Six Months Ended June 30, 2005 and 2004
(in thousands)

	Quarter ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
Net income	$5,816	$4,070	$11,169	$7,321
Add back (subtract):
Provision for income taxes	4,059	2,803	7,794	5,005
Interest, net	(152)	(16)	(287)	(60)
Depreciation and amortization	711	957	1,827	1,634
EBITDA	$10,434	$7,814	$20,503	$13,900

(1)          EBITDA is a non-GAAP financial measure defined by the Company as net income before provision for income taxes, interest, and depreciation and amortization.  The Company believes that EBITDA is a useful measure of financial performance of the business.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.